Exhibit 10.1

J.J. Astor & Co.

26 S Rio Grande Street, #2072

Salt Lake City, Utah 84101

August 17, 2026

Boxlight Corporation

2750 Premiere Pkwy, Suite 900

Duluth, GA 30097

Re: August 17, 2026 - BOXL Conversion

Dear Sir or Madam:

Reference is made to the Inventory Finance Agreement dated May 27, 2025, as amended and restated in its entirety by that certain Amended and Restated Inventory Finance Agreement dated November 3, 2025, and as further amended by that certain Amendment to Amended and Restated Inventory Finance Agreement dated as of April 1, 2026 (the “Agreement”), between J.J. Astor & Co. (the “Inventory Purchaser”) and Boxlight Corporation (the “Company”). All capitalized terms set forth herein shall have the same meaning as they are defined in the Agreement.

This notice (the “Conversion Notice”) constitutes the instructions by the Inventory Purchaser or any subsequent holder (together with the Inventory Purchaser, the “Holder”) that the Holder hereby elects to convert an aggregate of $75,608.38 of the Outstanding Balance of the Company Payment Obligations into Conversion Shares at the Conversion Price of $2.49615 per share into an aggregate of 30,290 Conversion Shares. The Company shall promptly cause its transfer agent to issue and deliver the Conversion Shares to the Holder in book-entry form in accordance with Section 4.0 of the Agreement.

Regards,

J.J. Astor & Co.

By	/s/ Jarom Heaps
Jarom Heaps, Director